[FHLBank Atlanta logo]	News Release
July 30, 2015

FOR IMMEDIATE RELEASE	CONTACT: Meredith Moses
Federal Home Loan Bank of Atlanta
mmoses@fhlbatl.com
404.888.8145

Federal Home Loan Bank of Atlanta Declares a 4.53% Dividend for Second Quarter 2015

ATLANTA, July 30, 2015 - The Board of Directors of the Federal Home Loan Bank of Atlanta (FHLBank Atlanta) has approved a dividend at an annualized rate of 4.53 percent for the second quarter of 2015.

“The Bank’s consistent dividend and return on shareholder investment are reflective of our commitment to delivering comprehensive financial solutions to our shareholders, while optimizing our balance sheet,” said FHLBank Atlanta Chair of the Board of Directors, Gary Garczynski.

The dividend rate is equal to average three-month LIBOR, plus 4.25 percent for the period of April 1, 2015, to June 30, 2015, an increase of 0.25 percent from the dividend rate of average three-month LIBOR plus 4.00 percent for the first quarter. The dividend payout is applicable to capital stock held during that period. The dividend will be credited to shareholders’ daily investment accounts at the close of business on
August 4, 2015.

If you have questions, please contact FHLBank Atlanta’s Funding Desk at 1.800.536.9650, ext. 8011.

About FHLBank Atlanta
FHLBank Atlanta offers competitively-priced financing, community development grants, and other banking services to help member financial institutions make affordable home mortgages and provide economic development credit to neighborhoods and communities. The Bank's members-its shareholders and customers-are commercial banks, credit unions, savings institutions, community development financial institutions, and insurance companies located in Alabama, Florida, Georgia, Maryland, North Carolina, South Carolina, Virginia, and the District of Columbia. FHLBank Atlanta is one of 11 district banks in the Federal Home Loan Bank System which since 1990 has contributed more than $4.4 billion to the Affordable Housing Program.

Some of the statements made in this announcement are “forward-looking statements,” which include statements with respect to the Bank's beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties, and other factors, many of which may be beyond the Bank's control, and which may cause the Bank's actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by the forward-looking statements.

The forward-looking statements may not be realized due to a variety of factors, including without limitation to legislative and regulatory actions, changes or approvals; future economic and market conditions (including the housing market and the market for mortgage-backed securities); changes in demand for advances or consolidated obligations of the Bank and/or the FHLBank System; changes in interest rates and prepayment speeds, default rates, delinquencies, and losses on mortgage-backed securities; political, national, and world events; and adverse developments or events affecting or involving other Federal Home Loan Banks or the FHLBank System in general. Additional factors that might cause the Bank's results to differ from these forward-looking statements are provided in detail in our filings with the Securities and Exchange Commission, which are available at www.sec.gov.

New factors may emerge, and it is not possible for us to predict the nature, or assess the potential impact, of each new factor on our business and financial condition. Given these uncertainties, we caution you not to place undue reliance on forward-looking statements. These statements speak only as of the date that they are made, and the Bank has no obligation and does not undertake to publicly update, revise, or correct any of the forward-looking statements after the date of this announcement, or after the respective dates on which such statements otherwise are made, whether as a result of new information, future events, or otherwise, except as may be required by law.

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